Exhibit 99.1

 Westwood Holdings Group, Inc. Reports First Quarter 2004 Results and Declares
                               Quarterly Dividend

Dallas, April 21, 2004 - Westwood Holdings Group, Inc. (NYSE: WHG) today reported 2004 first quarter revenues of $5.0 million, net income of $1.1 million, and earnings per diluted share of $0.21. This compares to revenues of $5.0 million, net income of $1.3 million and earnings per diluted share of $0.23 in the first quarter of 2003. Total expenses for the 2004 first quarter were $3.2 million compared to $3.0 million for the 2003 first quarter.

Assets under management were $3.9 billion as of March 31, 2004, an increase of 1.6% compared to $3.8 billion on March 31, 2003. Average assets under management for the first quarter of 2004 were $3.9 billion, a decrease of 0.8% compared with the first quarter of 2003. The increase in period ending assets under management was principally attributable to the market appreciation of assets under management as well as inflows from new clients offset by the withdrawal of assets by certain clients.

Westwood also announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.04 per common share, payable on July 1, 2004 to stockholders of record on June 15, 2004.

Susan M. Byrne, Westwood's founder and Chief Executive Officer commented, "We are on track to achieve our five-year goal of diversifying our business by product and by delivery channel. We have upgraded and added talent over the past few years to deliver established products to the managed account marketplace and to create new products for the institutional delivery channel. Westwood Trust continues to see nice growth, especially in the enhanced balanced product, which comprises ten different asset classes and is offered to small institutions, foundations and high net worth clients. Westwood Management manages the value and income-oriented asset classes for Westwood Trust, while outside subadvisors focus on the growth, international and high yield areas. The customer receives an institutional quality product from "best of breed" managers at a cost that is extremely competitive and with the support of a talented client service team that is singularly focused on their needs."


About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG." For more information, please visit the Company's website at www.westwoodgroup.com.

Note on Forward-looking Statements

Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Forward-Looking Statements and Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                             Three months ended
                                                                  March 31,
                                                            -------------------
                                                             2004          2003
                                                            ------        ------
REVENUES:
   Advisory fees ...................................        $3,420        $3,620
   Trust fees ......................................         1,452         1,139
   Other revenues ..................................           171           253
                                                            ------        ------
     Total revenues ................................         5,043         5,012
                                                            ------        ------

EXPENSES:
   Employee compensation and benefits ..............         2,337         2,119
   Sales and marketing .............................           100           143
   Information technology ..........................           172           175
   Professional services ...........................           224           259
   General and administrative ......................           381           349
                                                            ------        ------
     Total expenses ................................         3,214         3,045
                                                            ------        ------
Income before income taxes .........................         1,829         1,967
Provision for income tax expense ...................           712           717
                                                            ------        ------
Net income .........................................        $1,117        $1,250
                                                            ======        ======

Earnings per share:
   Basic ...........................................        $ 0.21        $ 0.23
   Diluted .........................................        $ 0.21        $ 0.23

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                   As of March 31, 2004 and December 31, 2003
               (in thousands, except par values and share amounts)
                                   (unaudited)

                                                         March 31,  December 31,
                                                           2004        2003
                                                         --------    --------
ASSETS
Current Assets:
     Cash and cash equivalents .....................     $  2,603    $  3,643
     Accounts receivable ...........................        2,113       1,931
     Investments, at market value ..................       18,342      17,413
                                                         --------    --------
         Total current assets ......................       23,058      22,987
     Goodwill ......................................        2,302       2,302
     Other assets, net .............................        1,031         948
                                                         --------    --------
         Total assets ..............................     $ 26,391    $ 26,237
                                                         ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities ......     $  1,112    $    935
     Dividends payable .............................          222         167
     Compensation and benefits payable .............          738       2,776
     Income taxes payable ..........................        1,281         472
                                                         --------    --------
         Total current liabilities .................        3,353       4,350
     Other liabilities .............................           25          34
                                                         --------    --------
         Total liabilities .........................        3,378       4,384
                                                         --------    --------
Stockholders' Equity:
     Common stock, $0.01 par value, authorized
     10,000,000 shares, issued 5,549,472 and
     outstanding 5,549,119 shares at
     March 31, 2004, issued 5,550,472 and
     outstanding 5,550,119 shares at
     December 31, 2003 .............................           55          56
     Additional paid-in capital ....................       12,996      12,952
     Treasury stock, at cost - 353 shares at
     March 31, 2004 and  December 31, 2003 .........           (6)         (6)
     Unamortized stock compensation ................       (2,387)     (2,609)
     Retained earnings .............................       12,355      11,460
                                                         --------    --------
         Total stockholders' equity ................       23,013      21,853
                                                         --------    --------
Total liabilities and stockholders' equity .........     $ 26,391    $ 26,237
                                                         ========    ========


SOURCE:  Westwood Holdings Group, Inc.

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CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle
(214) 756-6900